CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement (Form S-8) No. 33-24916 pertaining to the Salaried Employees' Investment Program of Federal-Mogul Corporation of our report dated October 11, 1995 with respect to the financial statements and schedules of the Federal-Mogul Corporation Salaried Employees' Investment Program included in this Annual Report (Form 11-K) for the year ended April 30, 1995.

                                    ERNST & YOUNG LLP
                                    (Ernst & Young LLP)

October 24, 1995